Financial presentation to accompany management commentary Q2 FY2021

Safe harbor and non-GAAP measures This presentation contains statements that may be "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Assumptions on which such forward-looking statements are based are also forward-looking statements. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of the COVID-19 pandemic on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, store or club closures, and other strategic decisions; our ability to successfully integrate acquired businesses, including within the eCommerce space; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average ticket in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; trends in consumer shopping habits around the world and in the markets in which we operate; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; changes in the credit ratings assigned to our commercial paper and debt securities by credit rating agencies; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; transportation, energy and utility costs; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident-related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; consumer enrollment in health and drug insurance programs and such programs' reimbursement rates and drug formularies; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentations. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made in the presentation are as of the date of this meeting. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, adjusted operating income, adjusted operating income in constant currency, adjusted EPS, free cash flow and return on investment. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at www.stock.walmart.com. 2

Walmart Inc. - 2Q FY21 Dollars in billions, except per share Change is calculated as the change versus the prior year comparable period Total revenue $137.7 Membership and Other Income Operating income +5.6% $0.9 $6.1 EPS Total revenue, constant currency1 -7.2% +8.5% $2.27 $140.2 +80.2% Gross profit rate Adj. operating income, constant +7.5% 1 24.9% currency Net sales 1 +63 bps $6.6 Adjusted EPS $136.8 +18.6% $1.56 +5.7% Operating expense as a +22.8% percentage of net sales Effective tax rate Net sales, constant currency1 $139.3 21.2% 25.5% +42 bps +43 bps +7.6% 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 3

Walmart Inc. - 2Q FY21 Dollars in billions Change is calculated as the change versus the prior year comparable period Receivables, net Debt to capitalization1 $5.1 40.9% -5.0% -380 bps Inventories Return on assets2 $41.1 7.7% -6.9% +170 bps Accounts payable Return on investment2 $46.3 13.5% +1.0% -80 bps 1 Debt to total capitalization calculated as of July 31, 2020. Debt includes short-term borrowings, long-term debt due within one year, finance lease obligations due within one year, long-term debt and long-term finance lease obligations. Total capitalization includes debt and total Walmart shareholders' equity. 2 Calculated for the trailing 12 months ended July 31, 2020. For ROI, see reconciliations at the end of presentation regarding non-GAAP financial measures. 4

Walmart Inc. - YTD 2Q FY21 Dollars in billions. Dollar changes may not recalculate due to rounding. Change is calculated as the change versus the prior year comparable period Operating cash flow Dividends $19.0 $3.1 +$7.8 ($1.5 in 2Q21) Capital expenditures Share repurchases2 $3.6 $0.7 -$1.3 ($0 in 2Q21) Free cash flow1 Total shareholder returns $15.4 $3.8 +$9.1 ($1.5 in 2Q21) 1 See press release located at www.stock.walmart.com and reconciliations at the end of this presentation regarding non-GAAP financial measures. 2 $5.0 billion remaining of $20 billion authorization approved in October 2017. The company did not repurchase shares during the second quarter of fiscal 2021. 5

Walmart U.S. - 2Q FY21

Dollars in billions
Change is calculated as the change versus the prior year comparable period

Net Sales

$93.3

+9.5%

eCommerce net sales growth

+97%

eCommerce contribution to comp[1, 2]

~600 bps

- Strong eCommerce sales growth with weekly average digital customers as well as repeat rates up significantly
- Marketplace sales up triple-digits percentage

Comparable sales[1, 2]

9.3%

Comparable transactions

-14.0%

Comparable average ticket

27.0%

- Customers continued to consolidate store shopping trips with larger average baskets and shifted more purchases to eCommerce
- Q2 sales started strong, both in-store and online, particularly in general merchandise, helped by government stimulus spending. Grocery sales had another strong quarter. As stimulus funds tapered off, sales started to normalize, but July comps still grew more than four percent.

Inventory

Comp store: -10.0%

Total: -4.6%

- Decline reflects higher than normal sales and out-of-stocks in some categories

Format Growth

Net Store Openings: 0

Remodels: ~45 stores

Pickup: ~3,450 locations

Same-day delivery: ~2,730 stores

[1] Comp sales for the 13-week period ended July 31, 2020 compared to the 13-week period ended July 26, 2019, and excludes fuel.
[2] The results of new acquisitions are included in our comp sales metrics in the 13th month after acquisition.

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Walmart U.S. - 2Q FY21 Dollars in billions Change is calculated as the change versus the prior year comparable period Gross profit rate Operating expense rate Operating income +42 bps +41 bps $5.1 +8.5% • With government stimulus spending, • Leverage negatively affected by we saw increased sales of higher- business restructuring costs (~40 bps margin general merchandise of deleverage) and $1.2 billion of categories and fewer markdowns incremental COVID-related associate and sanitation costs (~130 bps of • Improvements in eCommerce margin deleverage). rates - progress on product mix and Adj. operating income1 faster growth of marketplace sales • Underlying productivity is strong, both in physical stores and • The carryover of last year's price eCommerce operations investments and temporary closures $5.4 of Auto Care Centers and Vision +16.7% Centers for most of the quarter negatively affected the margin rate 1 See press release located at www.stock.walmart.com and reconciliations at the end of the presentation regarding non-GAAP financial measures. 7

Walmart U.S. - quarterly merchandise highlights Category Comp sales Details • Food sales increased high single-digits with broad-based strength across most Grocery + mid single-digit categories, while consumables sales were led by household chemicals and paper goods • Pickup and delivery services continued to experience all-time high sales volumes • Pharmacy comp sales increased by a mid single-digit percentage primarily due to branded drug inflation and mix Health & wellness + low single-digit • Sales were negatively affected by the temporary closure of our Vision Centers for most of the quarter • Spending of government stimulus funds benefited results • Broad-based strength in home, electronics, outdoor living/lawn & garden, and sporting goods. Apparel was particularly strong with mid single-digit percentage growth across General merchandise + mid teens Ladies, Men’s, and Children’s • Sales were negatively affected by the temporary closure of our Auto Care Centers for most of the quarter 8

Walmart International - 2Q FY21 Dollars in billions Change is calculated as the change versus the prior year comparable period Net sales Gross profit rate Operating income Adj. operating income1 $27.2 +74 bps $0.8 $0.9 -6.8% • Reduced sales of fuel in the U.K. and -9.1% -0.4% limited operations at Flipkart 1 Operating income, constant Adj. operating income, constant Net sales, constant currency Operating expense rate currency1 currency1 $29.6 +65 bps $0.9 $1.0 +1.6% +0.9% +11.5% • Positive comp sales in 7/10 markets • Incremental costs related to COVID-19 and a discrete tax item, • Negatively affected by government- partially offset by benefits from Inventory mandated closures in India, Africa stimulus efforts in the U.K. and Central America • Discrete tax item and currency $8.9 • Since re-opening, GMV at Flipkart has fluctuations contributed 28 bps and exceeded pre-COVID-19 levels -11.2% 13 bps of deleverage, respectively • eCommerce contributed 12% of total, • Excluding currency, inventory decreased • Incremental costs from COVID-19 of led by omnichannel capabilities slightly $0.2 billion, partially offset by stimulus in the U.K. contributed 19 bps of deleverage 9 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures.

Walmart International - 2Q FY21

Results are presented on a constant currency basis. Net sales and comp sales are presented on a nominal, calendar basis and include eCommerce results.

Change is calculated as the change versus the prior year comparable period

	Walmex[1]	China	Canada	United Kingdom[2]
Net sales growth	+5.7%	+10.4%	+13.9%	-5.3%
Comparable sales	+4.1%	+8.7%	+14.0%	+3.8%
Comparable transactions	-20.5%	-9.7%	-18.0%	-40.3%
Comparable ticket	+30.9%	+20.5%	+38.9%	+73.8%

Walmex

- Higher growth in grocery, partially offset by weaker demand for general merchandise
- In Mexico, comp sales increased 6.3%
- Comp sales outpaced ANTAD[3] self-service and club
- eCommerce net sales +217%

China

- Higher growth in grocery, partially offset by weaker demand for general merchandise
- Sam's Club delivered double digit comp sales growth
- eCommerce net sales +104%

Canada

- Strong growth in grocery and general merchandise
- eCommerce sales growth led by strength in grocery
- eCommerce net sales +215%

United Kingdom

- Strong growth in grocery and general merchandise
- Outpaced the online market, according to Kantar with strong demand for Click & Collect orders
- Net sales negatively affected by a sharp reduction in demand for fuel
- eCommerce net sales +98%

[1] Walmex includes the consolidated results of Mexico and Central America

[2] Comp sales for the United Kingdom are presented excluding fuel

[3] ANTAD - Asociacion Nacional de Tiendas de Autoservicio y Departamentales; The National Association of Supermarkets and Department Stores

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Walmart International - 2Q FY21 Results are presented on a constant currency basis. Change is calculated as the change versus the prior year comparable period Walmex1 China Canada United Kingdom Gross profit rate Increase Decrease Increase Increase • Change in mix to higher • Change in mix to lower • Change in mix to higher • Sharp reduction in sales of margin categories within margin categories and margin categories, including fuel, partially offset by a grocery, partially offset by formats strong demand in general change in mix to lower margin weaker sales of general merchandise categories merchandise Operating expense rate Increase Decrease Decrease Increase • Incremental costs related to a • Strong top-line growth and • Strong top-line growth, • Sharp reduction in sales of discrete tax item and cost discipline partially offset by fuel and incremental costs COVID-19, partially offset by incremental costs related to related to COVID-19, partially strong top-line growth and COVID-19 offset by temporary property cost discipline tax relief from government stimulus efforts Operating income Decrease2 Increase Increase Decrease 1 Walmex includes the consolidated results of Mexico and Central America. 2 Excluding the discrete tax item, operating income in constant currency would have increased. 11

Comparable sales +8.7% Sam's Club - 2Q FY21 Dollars in billions Change is calculated as the change versus the prior year comparable period With Fuel Without Fuel Net sales eCommerce net sales growth Gross profit rate Operating income $16.4 +39% +105 bps $0.6 $15,264 +8.8% • Strong direct-to-home performance • Higher fuel margins, lower markdowns +23.3% +14% +13.3% and improvements in inventory losses Comparable sales were partially offset by investments in Net sales price and higher eCommerce fulfillment costs +7.8% +8.7% Comparable transactions Comparable sales1 Membership income Operating expense rate Inventory Membership income +8.7% +7.8% +52 bps $4.2 58 bps +4.3% • Transaction growth and average ticket • Total number of members, overall • Incremental COVID-19 costs and lower -12.5% Average comparable ticket size accelerated throughout 2Q renewal rates and Plus penetration fuel and tobacco sales weighed on Gross profit rate rates improved operating expense leverage • Higher sales volume • Broad strength across categories, led by food and consumables, driven by • Highest quarterly increase in more than • Incremental COVID-19 costs of $0.1 bil. ~190 bps strong member growth and a benefit 5 years negatively affected expense leverage +5 bps by about 66 bps eCommerce contribution from government stimulus and SNAP • New member count increased more Operating expense rate • Tobacco negatively affected comp sales than 60% • COVID-19 had a positive impact on membership trends $527 12 24.3% 1 Comp sales for the 13-week period ended July 31, 2020 compared to the 13-week period ended July 26, 2019.   Operating income

Sam's Club - 2Q FY21 Dollars in billions Change is calculated as the change versus the prior year comparable period Without Fuel Net sales Gross profit rate Comparable sales1, 2 eCommerce contribution $16,375 +105 bps +8.8% Gross profit rate $15.3 +58 bps +13.3% ~190 bps Net Sales +13.5% +33% +52 bps eCommerce net sales growth Operating expense rate Operating expense rate Operating income Comparable transactions Average comparable ticket +5 bps $0.5 +8.7% +4.3% +8.7% $592 +24.3% Comparable sales 23.3% Operating income 1 Comp sales for the 13-week period ended July 31, 2020 compared to the 13-week period ended July 26, 2019, and excludes fuel. 13 2 Tobacco negatively affected comp sales by 390 basis points.

Sam's Club - quarterly financial highlights Category Comp sales Details Fresh / Freezer / Cooler + low 20% • Deli, fresh meat and seafood performed well Grocery and beverage + high teens • Snacks, pasta, breakfast, juice and soda performed well Consumables + high teens • Broad-based strength, including laundry, beauty aids and paper goods Home and apparel + low double-digit • Home, apparel and outdoor performed well Technology, office and entertainment + mid single-digit • TVs performed well Health and wellness + high single-digit • OTC performed well 14

Non-GAAP measures - ROI We include Return on Assets ("ROA"), which is calculated in accordance with U.S. generally accepted accounting principles ("GAAP") as well as Return on Investment ("ROI") as measures to assess returns on assets. Management believes ROI is a meaningful measure to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. We consider ROA to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of ROI. ROA was 7.7 percent and 6.0 percent for the trailing twelve months ended July 31, 2020 and 2019, respectively. The increase in ROA was primarily due to the increase in consolidated net income primarily driven by the change in fair value of the investment in JD.com, partially offset by the increase in average total assets due to the acquisition of Flipkart. ROI was 13.5 percent and 14.3 percent for the trailing twelve months ended July 31, 2020 and 2019, respectively. The decrease in ROI was primarily due to the increase in average total assets due to the acquisition of Flipkart. We define ROI as operating income plus interest income, depreciation and amortization, and rent expense for the trailing twelve months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period. For the trailing twelve months ended July 31, 2019, lease related assets and associated accumulated amortization are included in the denominator at their carrying amount as of that balance sheet date, rather than averaged, because they are not directly comparable to the prior year calculation which included rent for the trailing 12 months multiplied by a factor of 8. A two-point average was used for leased assets beginning in fiscal 2021, after one full year from the date of adoption of the new lease standard. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. As mentioned above, we consider ROA to be the financial measure computed in accordance with generally accepted accounting principles most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. 15

Non-GAAP measures - ROI (cont.) The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: CALCULATION OF RETURN ON ASSETS CALCULATION OF RETURN ON INVESTMENT Trailing Twelve Months Trailing Twelve Months Ended July 31, Ended July 31, (Dollars in millions) 2020 2019 (Dollars in millions) 2020 2019 Numerator Numerator Consolidated net income $ 18,128 $ 13,216 Operating income $ 21,323 $ 21,581 Denominator + Interest income 151 227 Average total assets1 $ 236,122 $ 220,462 + Depreciation and amortization 11,113 10,782 Return on assets (ROA) 7.7% 6.0% + Rent 2,679 2,809 ROI operating income $ 35,266 $ 35,399 July 31, Denominator Certain Balance Sheet Data 2020 2019 2018 Average total assets1,2 $ 236,122 $ 227,557 + Average accumulated depreciation and Total assets $ 237,382 $ 234,861 $ 206,062 amortization1,2 93,418 86,003 Leased assets, net NP 21,188 6,998 - Average accounts payable1 46,099 44,500 Total assets without leased assets, net NP 213,673 199,064 - Average accrued liabilities1 22,230 21,769 Accumulated depreciation and amortization 97,023 89,813 84,052 Average invested capital $ 261,211 $ 247,291 Accumulated amortization on leased assets NP 3,686 5,547 Return on investment (ROI) 13.5% 14.3% Accumulated depreciation and amortization, without leased assets NP 86,127 78,505 Accounts payable 46,326 45,871 43,128 Accrued liabilities 23,768 20,691 22,846 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the corresponding prior period and dividing by 2. Average total assets as used in ROA includes the average impact of the adoption of ASU 2016-02, Leases (Topic 842). 2 For the twelve months ended July 31, 2019, as a result of adopting ASU 2016-02, average total assets is based on the average of total assets without leased assets, net plus leased assets, net as of July 31, 2019. Average accumulated depreciation and amortization is based on the average of 16 accumulated depreciation and amortization, without leased assets plus accumulated amortization on leased assets as of July 31, 2019. NP - not provided 3 Upon adoption of ASU 2016-02, Leases, a factor of eight times rent is no longer included in the calculation of ROI on a prospective basis as operating lease assets are now recorded on the Consolidated Balance Sheet. 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. 2 The average is based on the addition of 'total assets without leased assets, net' at the end of the current period to 'total assets without leased assets, net' at the end of the prior period and dividing by 2, plus 'leased assets, net' at the end of the current period. 3 The average is based on the addition of 'accumulated depreciation and amortization, without leased assets' at the end of the current period to 'accumulated depreciation and amortization, without leased assets' at the end of the prior period and dividing by 2, plus 'accumulated amortization on leased assets' at the end of the current period. NP = not provided

Non-GAAP measures - free cash flow We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. We had net cash provided by operating activities of $19.0 billion for the six months ended July 31, 2020, which increased when compared to $11.2 billion for the six months ended July 31, 2019 primarily due to the impact of the global health crisis which accelerated inventory sell-through, as well as the timing and payment of inventory purchases, incremental COVID-19 related expenses and certain benefit payments. We generated free cash flow of $15.4 billion for the six months ended July 31, 2020, which increased when compared to $6.3 billion for the six months ended July 31, 2019 due to the same reasons as the increase in net cash provided by operating activities, as well as $1.3 billion in decreased capital expenditures due to impacts from the COVID-19 pandemic which impacted the timing of store remodeling and front-end technology transformation activities in Walmart U.S.. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities. Six Months Ended July 31, 2020 (Dollars in millions) 2020 2019 Net cash provided by operating activities $ 18,956 $ 11,185 Payments for property and equipment (capital expenditures) (3,569) (4,871) Free cash flow $ 15,387 $ 6,314 Net cash used in investing activities1 $ (3,634) $ (3,824) Net cash used in financing activities (7,814) (5,531) 1 "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow. 17

Non-GAAP measures - constant currency

In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars or for countries experiencing hyperinflation. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months.Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the three and six months ended July 31, 2020.

	Three Months Ended July 31, 2020				Six Months Ended July 31, 2020			
	2020	Percent Change[1]	2020	Percent Change[1]	2020	Percent Change[1]	2020	Percent Change[1]
(Dollars in millions)	Walmart International		Consolidated		Walmart International		Consolidated	
Total revenues:								
As reported	$ 27,406	-6.9%	$ 137,742	5.6%	$ 57,458	-1.8%	$ 272,364	7.1%
Currency exchange rate fluctuations	2,432	N/A	2,432	N/A	3,727	N/A	3,727	N/A
Constant currency total revenues	$ 29,838	1.3%	$ 140,174	7.5%	$ 61,185	4.6%	$ 276,091	8.6%
Net sales:								
As reported	$ 27,167	-6.8%	$ 136,824	5.7%	$ 56,933	-1.7%	$ 270,496	7.2%
Currency exchange rate fluctuations	2,445	N/A	2,445	N/A	3,699	N/A	3,699	N/A
Constant currency net sales	$ 29,612	1.6%	$ 139,269	7.6%	$ 60,632	4.7%	$ 274,195	8.7%
Operating income:								
As reported	$ 812	-9.1%	$ 6,059	8.5%	$ 1,618	-0.8%	$ 11,283	7.2%
Currency exchange rate fluctuations	89	N/A	89	N/A	136	N/A	136	N/A
Constant currency operating income	$ 901	0.9%	$ 6,148	10.1%	$ 1,754	7.5%	$ 11,419	8.5%

[1] Change versus prior year comparable period.

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Non-GAAP measures - adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations. The tables below reflect the calculation of adjusted operating income and adjusted operating income in constant currency for the three and six months ended July 31, 2020.

	Three Months Ended July 31,						Six Months Ended July 31,					
	Walmart US		Walmart International		Consolidated		Walmart US		Walmart International		Consolidated	
	2020	Percent Change[1]	2020	Percent Change[1]	2020	Percent Change[1]	2020	Percent Change[1]	2020	Percent Change[1]	2020	Percent Change[1]
Operating income:												
Operating income, as reported	$ 5,057	8.5%	$ 812	(9.1)%	$ 6,059	8.5%	$ 9,359	6.3%	$ 1,618	(0.8)%	$ 11,283	7.2%
Business restructuring charge	380	N/A	N/A	N/A	380	N/A	380	N/A	N/A	N/A	380	N/A
Discrete tax item	N/A	N/A	77	N/A	77	N/A	N/A	N/A	77	N/A	77	N/A
Adjusted operating income	5,437	16.7%	889	-0.4 %	6,516	16.7%	9,739	10.7%	1,695	3.9 %	11,740	11.6%
Currency exchange rate fluctuations	N/A	N/A	107	N/A	107	N/A	N/A	N/A	154	N/A	154	N/A
Adjusted operating income, constant currency	$ 5,437	16.7%	$ 996	11.5 %	$ 6,623	18.6%	$ 9,739	10.7%	$ 1,849	13.4 %	$ 11,894	13.0%

[1] Change versus prior year comparable period.

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Non-GAAP measures - adjusted EPS Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart’s core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year. We have calculated Adjusted EPS for the three and six months ended July 31, 2020 by adjusting EPS for the following: (1) unrealized gains and losses on the company’s equity investments; (2) a discrete tax item; and (3) a business restructuring charge resulting from changes to corporate support teams to better support the Walmart U.S. omnichannel strategy.   We adjust for the unrealized gains and losses on our equity investments (primarily JD.com) each quarter because although the investments are strategic decisions for the Company’s retail operations, management’s measurement of each strategy is primarily focused on the respective market’s operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity investments. Accordingly, management adjusts EPS each quarter for the unrealized gains and losses related to those equity investments. 20

Non-GAAP measures - adjusted EPS (cont.) Percent Percent Three Months Ended July 31, 2020 Change1 Six Months Ended July 31, 20205 Change1 Diluted earnings per share: Reported EPS $ 2.27 80.2% $ 3.67 41.7% Pre-Tax Tax NCI Net Pre-Tax Tax NCI Net Adjustments: Impact Impact2,3 Impact5 Impact Impact Impact2,3 Impact5 Impact Unrealized (gains) and losses on equity investments $ (1.13) $ 0.24 $ — $ (0.89) $ (1.41) $ 0.30 $ — $ (1.11) Business restructuring charge 0.13 (0.03) — 0.10 0.13 (0.03) — $ 0.10 Discrete tax item 0.06 0.05 (0.03) 0.08 0.06 0.05 (0.03) 0.08 Net adjustments $ (0.71) $ (0.93) Adjusted EPS $ 1.56 22.8% $ 2.74 14.2% 1 Change versus prior year comparable period. 2 Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. 3 The reported effective tax rate was 25.5% and 25.1% for the three and six months ended July 31, 2020, respectively. When adjusted for the above items, the effective tax rate was 24.8% and 24.9% for the three and six months ended July 31, 2020, respectively. 4 Calculated based on the ownership percentages of our noncontrolling interests. 5 Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding. 21

Non-GAAP measures - adjusted EPS (cont.) As previously disclosed in our second quarter ended July 31, 2019 press release, we have calculated Adjusted EPS for the three and six months ended July 31, 2019 by adjusting EPS for the unrealized gains and losses on our JD.com investment. Three Months Ended July 31, 2019 Six Months Ended July 31, 2019 Diluted earnings per share: Reported EPS $ 1.26 $ 2.59 Pre-Tax Pre-Tax Adjustments: Impact Tax Impact1 Net Impact Impact Tax Impact1 Net Impact Unrealized (gains) and losses on JD.com investment $ 0.02 $ (0.01) $ 0.01 $ (0.25) $ 0.06 $ (0.19) Adjusted EPS $ 1.27 $ 2.40 1 Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. 22

Additional resources at stock.walmart.com • Unit counts & square footage • Comparable store sales, including and excluding fuel • Terminology 23